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                                                                   EXHIBIT 10.63

                            NONCOMPETITION AGREEMENT
                            ------------------------


          This Noncompetition Agreement ("Agreement"), effective as of February 23, 1998 ("Effective Date"), is entered into between Marshall Gobuty ("Gobuty") and MGI International Limited, a Turks and Caicos corporation ("MGI Limited"), on the one hand, and Marble Limited, a Hong Kong corporation (the "Company"), on the other hand, with reference to the following facts:

     A. MGI Limited and the Company are parties to that certain Asset Purchase Agreement dated as of February 18, 1998 (the "Purchase Agreement").

     B. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement (the "Transaction").

          NOW, THEREFORE, IN CONSIDERATION OF the mutual agreements hereinafter set forth, MGI Limited, Gobuty and the Company agree as follows:

          1.   NON-COMPETITION.  During the Term of this Agreement, MGI Limited
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and Gobuty shall not, directly or indirectly, without the prior written consent of the Company, provide consulting services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm, corporation, or other entity that is a competitor of MGI Limited's business (the "Business") acquired by the Company pursuant to the Purchase Agreement (a "Competitor"); provided, that the "beneficial ownership" by MGI Limited, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement and neither Gobuty nor MGI Limited shall be prohibited hereunder from participating in the Permitted Businesses (as defined below); provided that from and after four (4) months after the date hereof, neither MGI Limited nor Gobuty shall be active in the Permitted Businesses. For purposes of this Agreement, "Permitted Businesses" shall mean winding down the affairs of MGI Limited.

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          2.   NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the Term of
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this Agreement, MGI Limited and Gobuty shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor. The foregoing shall in no event preclude Gobuty or MGI Limited from participating in the Permitted Businesses in accordance with Section 1 above.

          3.   NON-SOLICITATION OF EMPLOYEES.  MGI Limited and Gobuty agree
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that, during the Term of this Agreement, they will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by any of them or by any Competitor.

          4.   INJUNCTIVE RELIEF.  It is expressly agreed that the Company will
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or would suffer irreparable injury if MGI Limited and Gobuty were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. MGI Limited, Gobuty and the Company acknowledge and agree that the Business is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis, and shall specifically apply to each city and county in the State of California and each other state in the United States.

          5.   TERM.  This Agreement shall terminate two years after the
               ----
termination of Gobuty's employment by the Company (the "Term").

          6.   SEVERABILTY.  It is the desire and intent of the parties hereto
               -----------
that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or a portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

          7.   NOTICES.  All notices and other communications under this
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Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission of a fax (at the individual's then current fax number) to the respective persons named below:

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          If to Company:      Marble Limited
                              c/o Tarrant Apparel Group
                              3151 East Washington Boulevard
                              Los Angeles, California 90023
                              Attention: Chief Financial Officer
                              Telecopier: (213) 881-0368

          If to Gobuty:       Mr. Marshall Gobuty
                              c/o MGI International Limited
                              Suite 2310-2311 Hung To Road
                              Kwun Tong, Kowloon
                              Hong Kong
                              Telecopier:  011-852-2790-8103


          If to MGI Limited:  MGI International Limited
                              Suite 2310-2311 Hung To Road
                              Kwun Tong, Kowloon
                              Hong Kong
                              Attention: President
                              Telecopier: 011-852-2790-8103

          with a copy to:     Sheppard, Mullin, Richter & Hampton LLP
                              333 South Hope Street, 48th Floor
                              Los Angeles, CA 90071
                              Attn:  Lawrence M. Braun, Esq.
                              Fax:  (213) 620-1398

Either party may change such party's address for notices by notice duly given pursuant hereto.

          8.   ATTORNEYS' FEES.  If any legal action is necessary to enforce the
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terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs of suit and reasonable attorneys' fees.

          9.   ENTIRE AGREEMENT.  This Agreement constitutes the parties' entire
               ----------------
agreement with respect to the subject matter hereof and supersedes all prior statements or agreements, both written and oral.

          10.  ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its nature
               ----------------------
and none of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event

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of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor.

          11.  HEADINGS.  Section headings in this Agreement are included herein
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for convenience of reference only and shall not constitute a part of this
Agreement for any other purpose.

          12.  WAIVER; MODIFICATION.  Failure to insist upon strict compliance
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with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be amended or modified in any respect except by a writing executed by each party hereto.

          13.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  This Agreement shall
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be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State. Each of the parties submits to the jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or related to this Agreement in any other court. Each of the parties waives the defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7 above. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          14.  COUNTERPARTS.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                         MARBLE LIMITED


                                         By   /s/ Mark B. Kristof
                                              ----------------------------------
                                              Mark B. Kristof, Vice President


                                         Gobuty:


                                         /s/ Marshall Gobuty
                                         ---------------------------------------
                                         MARSHALL GOBUTY



                                         MGI INTERNATIONAL LIMITED


                                         By   /s/ Marshall Gobuty
                                              ----------------------------------

                                              _________________________________
                                              [Printed Name and Title]

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